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                                                                   Exhibit 10.15


                        SERVICES AGREEMENT NO. 01-02-203

         This Services Agreement No. 01-02-203 ("Agreement") is entered into as of January 24, 2002 (the "Effective Date"), by and between ONI Systems Corp., located at 5965 Silver Creek Valley Road, San Jose, California 95138 ("ONI"), and


         Contractor Business Name:      George Reyes ("Contractor")

         Tax ID Number:
                                        ----------------------------------------

         Address:
                                        ----------------------------------------


         IN CONSIDERATION OF THE MUTUAL CONVENANTS AND AGREEMENTS CONTAINED HEREIN, THE PARTIES HERETO AGREE TO THE FOLLOWING STATEMENT OF WORK:

1. Contractor shall, consistent with the terms of this Agreement, perform services for, and on behalf of ONI for the three (3) month period following the Effective Date ("Term").

2. Contractor shall perform financial consulting services for ONI commencing during the Term ("Services"). Effective February 7, 2002 and continuing through the remainder of the Term, Contractor shall act as ONI's acting Chief Financial Officer.

3. As consideration for the Services set forth above, ONI will pay Contractor twenty thousand dollars each month ($20,000/mo) during the Term and grant Contractor a stock option to purchase twenty-four thousand (24,000) shares of ONI's common stock with an exercise price equal to the fair market value on the date of grant. The stock option must be approved by ONI's Board of Directors. This option will vest and become exercisable over the Term with 8,000 shares vesting upon the monthly anniversary of the Effective Date, provided that the total number of vested shares subject to the option will not exceed 24,000. Vesting will depend upon Contractor continuing to provide Services to ONI during the Term. Contractor will be able to exercise the option for a period of one (1) year following the date on which Contractor ceases to provide Services to ONI, provided that the option may not be exercised more than ten (10) years after the date of grant. The option will be subject to the terms of ONI's 2000 Equity Incentive Plan and a Stock Option Agreement between Contractor and ONI.

NOTE: Any out of pocket expenses incurred by Contractor in connection with providing the Services will be the sole responsibility of Contractor, unless otherwise approved in writing by ONI prior to incurring the expense.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement, agreeing to the terms on this page and the attached General Terms and Conditions, as of the Effective Date above.


ONI SYSTEMS CORP.                           GEORGE REYES ("CONTRACTOR")





Signed Name:  /s/ Hugh C. Martin            Signed Name:  /s/ George Reyes
              -----------------------                     ----------------------

Printed Name:  Hugh C. Martin
               ----------------------

Title:  Chairman and CEO
        -----------------------------

Date:  1/25/02                              Date:  1/23/02
       ------------------------------              -----------------------------


ONI Systems CONFIDENTIAL                                             Page 1 of 4
Reyes Services Agreement, Version 012302

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                          GENERAL TERMS AND CONDITIONS


1.       PERFORMANCE OF SERVICES

         In accordance with the Statement of Work set forth on the first page of this Agreement, ONI requests that Contractor perform certain Services. The parties acknowledge that Services are subject to the terms and conditions of this Agreement.

2.       PAYMENT

         As sole compensation for the performance of the Services, ONI will pay Contractor the consideration identified in the Statement of Work. Unless otherwise specified in the Statement of Work, any expenses incurred by Contractor in performing the Services will be the sole responsibility of Contractor. Contractor will submit monthly invoices to ONI for all fees (and any agreed upon, pre-approved expenses) payable under this Agreement with appropriate back-up information sufficient to satisfy ONI's reasonable requirements. ONI will pay each such invoice no later than thirty (30) days after its receipt.

3.       RELATIONSHIP OF THE PARTIES

         3.1 Contractor is an independent contractor and not an agent or employee of ONI, and shall not, by virtue of this Agreement or otherwise, be entitled to any benefits or privileges provided by ONI to ONI's employees, and shall have no right or authority whatsoever to create any obligation, express or implied, on behalf of ONI, or to bind ONI in any manner whatsoever.

         3.2 Contractor will be responsible for the payment of any and all taxes due as a result of the performance of the Services or the payments therefor. Contractor is solely responsible for reporting to the relevant taxing authorities all compensation received hereunder and Contractor will indemnify and hold harmless ONI from and against all claims, damages, losses, and reasonable fees of attorneys and other professionals relating to any obligation to pay any income taxes, withholding taxes, sales tax, valued added tax (VAT), social security, unemployment or disability insurance or similar items in connection with any payments made to Contractor hereunder.

         3.3 Contractor will, at all times, comply with all applicable rules and procedures while working on ONI's premises, including without limitation rules and procedures regarding security and confidentiality.

         3.4 If the parties agree that Contractor needs unescorted access to ONI's facilities and/or resources, such as intranet or email communication systems, then Contractor will first have to provide ONI with a fully completed Background Investigation ("BI") questionnaire in order for ONI to have such a BI conducted. Contractor acknowledges that such a BI will include, but not necessarily be limited to, a check of criminal records (seven year history of felonies and misdemeanors), DMV, SSN verification, educational history and employment/character references. Such a BI questionnaire will require that Contractor provide ONI with individually identifiable information such as full name, social security number, seven-year address history and driver license number.

4.       WARRANTY

         Contractor represents and warrants that: (i) Contractor has the proper skill, training and background so as to be able to perform in a competent and professional manner; and (ii) all materials, documentation and other items delivered under this Agreement ("Deliverables") will be completed in a thorough and professional manner. Contractor will, at no additional charge to ONI, correct any defects discovered by ONI after delivery of any Deliverables hereunder.

5.       COPYRIGHTS, INVENTIONS, DISCOVERIES AND IMPROVEMENTS

         5.1 Contractor agrees that all writings, software, drawings, photographs, designs, copyrightable material, inventions, improvements, developments and discoveries ("Protected Material") made, conceived, or reduced to practice by Contractor, solely or in collaboration with others during the course of this Agreement which relate to the Services, are the sole property of ONI, and Contractor further assigns (or causes to be assigned) to ONI all right, title and interest in and to all such Protected Material.

         5.2 Contractor agrees to assist ONI, at ONI's expense, in every proper way to enable ONI to obtain, perfect, defend and enforce its rights in and to all such Protected Material in any and all countries, including the disclosure to ONI of all pertinent information and data with respect thereto, and the execution of all applications, assignments and all other instruments which ONI shall deem necessary in order to apply for and obtain copyright protection, mask work registration and/or letters patent and in order to assign and convey to ONI, its successors, assigns and nominees, sole and exclusive rights, title and interest in and to such copyrights, mask works, inventions, patent applications or patents.

         5.3 Contractor's obligation to execute (or cause to be executed) instruments or papers such as those described in Section 5.2 above, shall continue after the termination of this Agreement with respect to any and all copyrights, mask works, and/or inventions to be assigned to ONI under the provisions of this Agreement.


ONI Systems CONFIDENTIAL                                             Page 2 of 4
Reyes Services Agreement, Version 012302
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         5.4      If ONI should not seek copyright protection, mask work
                  registration or patent protection for any such Protected Material but should desire to keep the same secret, Contractor agrees to assist ONI in this and will not disclose any such information without the written consent of ONI.

         5.5 Contractor agrees that Deliverables, as well as any and all notes, records, drawings made or kept by Contractor in connection with the Services or in connection with any Protected Material made, conceived, or reduced to practice by Contractor which belong to ONI pursuant to this Section 5 shall be and are the sole and exclusive property of ONI and ONI retains the sole right to obtain copyright protection, mask work registration and/or letters patent in any and all countries upon any such writings. Contractor agrees that upon termination of this Agreement all notes, records and drawings will be provided to ONI.

6.       CONFIDENTIAL INFORMATION

         6.1 Contractor acknowledges that Contractor may receive and have access to certain information and materials that are confidential to ONI, including without limitation, information and materials relating to ONI's and its customers' products, processes, designs, concepts, costs, prices, finances, marketing plans, business opportunities, personnel, research, and know-how ("Confidential Information"). During and after Contractor's performance of Services hereunder, Contractor will not use or disclose any Confidential Information, except as may be necessary in the performance of Services. Contractor will take all reasonable measures to maintain the confidentiality of such Confidential Information, but not less than the measures it uses for its confidential information of similar importance. Contractor will not disclose to ONI nor induce ONI to use trade secrets or other confidential information belonging to others. Contractor agrees that it shall not permit the publication or dissemination of any information related to this Agreement through any press release, public statement or marketing efforts. Upon termination of this Agreement, Contractor shall return to ONI all written materials constituting or incorporating any Confidential Information obtained from ONI.

         6.2 Contractor certifies that Contractor has read, understands and agrees to comply with ONI's Procedures and Guidelines Governing Securities Trades by Company Insiders. Contractor agrees that Contractor will be subject to sanctions that may be imposed by ONI, in its discretion, for violation of ONI's policy, and that ONI may give stop-transfer and other instructions to ONI's transfer agent against the transfer of ONI securities by Contractor in a transaction that ONI considers to be in contravention of its policy.

7.       LIMITATION OF LIABILITY

         Except for Contractor's obligations under Sections 6, in no event will either party be liable for any indirect, special, incidental or consequential damages arising out of this Agreement, even if a party has been advised of the possibility of such damage.

8.       TERM AND TERMINATION

         8.1 This Agreement commences as of the Effective Date and will continue until terminated in accordance with the terms and conditions of this Agreement.

         8.2 This Agreement may be terminated by either party if the other party breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days after written notice.

         8.4 The rights and obligations of the parties contained in Sections 3, 4, 5, 6, 7 and 8 will survive any the termination of this Agreement.

9.       GENERAL

         9.1 Contractor may not assign any of its rights or obligations under this Agreement, without ONI's prior written consent. Any attempted assignment by Contractor without such consent will be null and void. The rights and liabilities of the parties will be binding upon and inure to the parties' successors and permitted assigns.

         9.2 Contractor will comply with all national, federal, state and local laws applicable to Contractor's performance of Services. Contractor will acquire and maintain in good standing, and at its sole expense, all permits, licenses and other entitlements required of it in the performance of Services under this Agreement.

         9.3 If given written authorization to use ONI's resources (e.g. office space, computer resources), Contractor agrees to use such resources strictly for performing the Services under this Agreement. Any other use is unauthorized and will subject Contractor to immediate termination without further payment, notwithstanding anything to the contrary in Section 8 of this Agreement.

         9.4 This Agreement will be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflict of laws.


ONI Systems CONFIDENTIAL                                             Page 3 of 4
Reyes Services Agreement, Version 012302
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         9.5      The failure of ONI to enforce any provisions of this Agreement or to require at any time the performance by Contractor of any provisions of this Agreement will not in any way be construed to be a waiver of such provisions.

         9.6 Contractor acknowledges that any breach of this Agreement may result in irreparable harm to ONI for which damages may be an inadequate remedy. Accordingly, in addition to its rights and remedies otherwise available at law, ONI will be entitled to obtain equitable relief, including injunctions, in the event of such breach. Contractor waives any requirement for the posting of a bond or other security in the event that ONI seeks injunctive relief.

         9.7 All notices required or permitted under this Agreement will be in writing and delivered by confirmed facsimile transmission, by courier or overnight delivery service, or by certified mail, and in each instance will be deemed given upon receipt. All communications will be sent to the addresses set forth above or to such other address as may be specified by either party to the other in accordance with this Section. Either party may change its address for notices to the other party by the means specified in this Section.

         9.8 If a court of competent jurisdiction finds any provision of this Agreement invalid or unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible and the other provisions of this Agreement will remain in full force and effect.

         9.9 This Agreement, including the Statement of Work, constitute the entire agreement of the parties regarding its subject matter and supersedes all prior or contemporaneous oral or written communications, proposals and representations with respect to its subject matter. This Agreement may only be modified or rights under it waived by a written document executed by duly authorized representatives of both parties.


ONI Systems CONFIDENTIAL                                            Page 4 of 4
Reyes Services Agreement, Version 012302